EXHIBIT 4(a)
                                  ------------

PEOPLES BANCORP INC.
138 Putnam Street
Marietta, OH  45750
(740) 373-3155






March 8, 2004


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549


RE: Peoples Bancorp Inc. - Form 10-K for the fiscal year ended December 31, 2003


Gentlemen:

Peoples Bancorp Inc., an Ohio corporation, is today filing its annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the "Form 10-K"), as executed on February 26, 2004.

Pursuant to the instructions in Item 601(b)(4)(iii) of Regulation S-K, Peoples Bancorp Inc. hereby agrees to furnish to the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, not being filed or incorporated by reference in the Form 10-K. Such long-term debt does not exceed 10% of the total assets of Peoples Bancorp Inc. and its subsidiaries on a consolidated basis.

Very truly yours,

Peoples Bancorp Inc.

/s/ JOHN W. CONLON

John W. Conlon
Chief Financial Officer and Treasurer